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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT



     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of January 1, 1998, between Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and Unigraphics Solutions Inc., a Delaware corporation (the "Company"):

     WHEREAS, Company is contemplating an initial public offering (the "IPO") of its Class A Common Stock, $.01 par value per share (the "Class A Common Stock");

     WHEREAS, immediately following consummation of the IPO EDS will be the owner of all of the Company's issued and outstanding Class B Common Stock, $.01 par value per share ("Class B Common Stock"); and

     WHEREAS, the parties hereto desire to enter into this Agreement which sets forth the terms of certain registration rights applicable to the Registrable Securities (as defined below) effective immediately upon consummation of the IPO.

     NOW, THEREFORE, upon the premises and the mutual promises herein contained, and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

     1. Definitions. As used in this Agreement the following initially capitalized terms shall have the following meanings:

     (a) "After-Tax Basis" means, with respect to any payment to be received or accrued by any Person, the amount of such payment supplemented by a further payment or payments (which shall be payable either simultaneously with the initial payment or, in the event that taxes resulting from the receipt or accrual of such initial payment are not payable in the year of receipt or accrual, at the time or times such taxes become payable) so that the sum of all such initial and supplemental payments, after deduction of all taxes imposed by any taxing authority (after taking into account any credits or deductions or other tax benefits arising from the events giving rise to such indemnity payments to the extent such are currently utilized) resulting from the receipt or accrual of such payments (whether or not such taxes are payable in the year of receipt or accrual) shall be equal to the initial payment to be so received or accrued.

     (b) "Holder" means EDS and any "transferee" (as such term is defined in Section 11 hereof).

     (c) "Primary EDS Ownership Reduction" means any decrease at any time in the total voting power of all classes of stock of the Company owned by EDS or any of its majority owned subsidiaries to less than fifty percent (50%) of the total voting power of all classes of stock of the Company then outstanding.
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     (d)  "Registrable Securities" means the Class B Common Stock (as presently constituted), any stock or other securities (including the Class A Common Stock) into which or for which such Class B Common Stock may hereafter be changed, converted or exchanged, and any other securities issued to holders of such Class B Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event; except, that any such securities shall not be Registrable Securities with respect to a proposed offer or sale thereof if a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement.

     (e) "Registration Expenses" means all expenses in connection with any registration of securities pursuant to this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s) (United States and foreign) and accountants (United States and foreign) in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters (United States and foreign) and dealers (United States and foreign); (iii) the cost of printing or producing any agreement(s), any blue sky or legal investment memoranda, any selling agreements and any other documents (in each case, United States and foreign) in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holders of Registrable Securities in connection with such qualification and in connection with any blue sky and legal investments surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of;
(vi) transfer agents', depositaries' and registrars' fees and the fees of any other agent (in each case, United States and foreign) appointed in connection with such offering; (vii) all security engraving and security printing expenses; and (viii) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system (in each case, United States and foreign) on which a class of common equity securities of the Company is then listed.

     (f) "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule to similar effect.

     (g)  "SEC" means the United States Securities and Exchange Commission.

     (h) "Secondary EDS Ownership Reduction" means any decrease at any time in the total voting power of all classes of stock of the Company owned by EDS or any of its majority owned subsidiaries to less than twenty percent (20%) of the total voting power of all classes of

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stock of the Company then outstanding.

     (i) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

     2.   Demand Registration.

     (a) Upon written notice from a Holder of Registrable Securities in the manner set forth in Section 12(g) hereof requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company will use its best efforts to effect (at the earliest practicable date) the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act (a "Rule 415 Offering") if the Company is then eligible to register such Registrable Securities on Form S-3 (or a successor form)), except that:

          (i) if, after the Primary EDS Ownership Reduction, upon receipt of a registration request pursuant to this Section 2(a), the Company is advised in writing setting forth specific reasons (with a copy to the person requesting registration pursuant to this Section 2(a)), by a nationally recognized independent investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would materially and adversely affect any underwritten public equity financing by the Company that had been contemplated by the Company prior to receipt of notice requesting registration pursuant to this
     Section 2(a) and that had been planned to be completed within 90 days of such notice (a "Transaction Blackout"), the Company shall not be required to effect a registration pursuant to this Section 2(a) until the earliest to occur of (A) the abandonment of such financing, (B) 90 days after the completion of such financing, (C) the termination of any "hold back" or "lock up" period obtained by the underwriter(s) selected by the Company from any person in connection with such financing or (D) 165 days after receipt by the Holder requesting registration of written notice of such Transaction Blackout (together with the copy of the investment banking firm opinion referred to above in this subsection (i)) (the written notice of such Transaction Blackout and a copy of the investment banking firm opinion must be given to the Holder of Registrable Securities requesting registration pursuant to this Section 2(a) within 10 days of receipt of such the registration request);

          (ii) if, after the Primary EDS Ownership Reduction, while a registration request is pending pursuant to this Section 2(a), counsel for the Company determines in good faith that (A) the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or
     (B) the Company then is unable to comply with SEC requirements, the

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     Company shall not be required to effect a registration pursuant to this
     Section 2(a) until the earliest to occur of (1) the date upon which such material information is disclosed to the public or ceases to be material or the Company is able to so comply with SEC requirements, as the case may be, or (2) 45 days after counsel for the Company initially makes such good faith determination (such counsel shall make such determination promptly and shall give written notice of such determination to the Holder of Registrable Securities requesting registration within 5 days of making such determination);

          (iii) EDS' transferees, collectively, shall have the right to exercise registration rights pursuant to this Section 2 an aggregate of five (5) times (it being acknowledged that EDS' registration rights pursuant to this Section 2 are independent of any rights it transfers to transferees); and

          (iv) subsequent to the Secondary EDS Ownership Reduction, EDS shall have the right to exercise its registration rights pursuant to this Section 2 an aggregate of three (3) times (it being acknowledged that prior to the Secondary EDS Ownership Reduction, there shall be no limit to the number of occasions on which EDS or any of its affiliates may exercise such rights).

     (b) Notwithstanding any other provision of this Agreement to the contrary, a registration requested by a Holder of Registrable Securities pursuant to this
Section 2 shall not be deemed to have been effected (and, therefore, not exercised for purposes of subsection 2(a)), (i) if it has not become effective,
(ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or
(iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by such Holder of Registrable Securities.

     (c) In the event that any registration pursuant to this Section 2 (other than subsection (2)(a)(iii)) shall involve, in whole or in part, an underwritten offering, EDS shall have the right to designate an underwriter reasonably satisfactory to the Company as the lead underwriter of such underwritten offering.

     (d) The Company shall have the right to cause the registration of additional securities for sale for the account of any person (including the Company) in any registration of Registrable Securities requested by EDS pursuant to Section 2(a); except, that the Company shall not have the right to cause the registration of such additional securities if EDS is advised in writing setting forth specific reasons (with a copy to the Company) by a nationally recognized independent investment banking firm selected by EDS that, in such firm's opinion, registration of such additional securities would materially and adversely affect the offering and sale of the

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Registrable Securities then contemplated by EDS. EDS may require that any such additional securities be included in the offering proposed by EDS on the same terms and conditions as the Registrable Securities that are included therein.

     (e) After the Primary EDS Ownership Reduction, in the event that, at any time after any Rule 415 Offering is declared effective, the general counsel of the Company determines in good faith that the sale of Registrable Securities in such Rule 415 Offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or that the Company is unable to comply with SEC requirements, Holders selling Registrable Securities in such Rule 415 Offering shall, upon written notice of such good faith determination, suspend sales of such Registrable Securities for a period beginning on the date of receipt of such notice and expiring on the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or the Company is able to comply with SEC requirements, as the case may be, and (ii) 45 days after the general counsel of the Company initially makes such good faith determination.

     3. Piggyback Registration. If prior to the tenth anniversary of the date of this Agreement, the Company at any time proposes to register any of its Class B Common Stock or any other of its common equity securities, including Class A Common Stock, (collectively, "Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to each Holder of Registrable Securities of its intention to do so and of the rights of such Holder under this Section 3 at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within 10 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered, except that:

     (a) if, after the Primary EDS Ownership Reduction, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to such Holders, and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities without prejudice, however, to the rights of the Holders of Registrable Securities immediately to request that such registration be effected as a registration under Section 2 hereof

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(in the event that the Company shall so determine not to so register the Other
Securities, each of the Company and each Holder shall be responsible for the respective Registration Expenses incurred by it in connection with such failed registration);

     (b)  (i)     if, after the Primary EDS Ownership Reduction, the
     registration of Other Securities referred to in the first sentence of this
     Section 3 is to be an underwritten primary registration on behalf of the Company, and a nationally recognized independent investment banking firm selected by the Company advises the Company in writing setting forth specific reasons that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities"), (2) second, up to the full number of Registrable Securities held by EDS and requested to be included in such registration by EDS ("EDS Securities") in excess of the number or dollar amount of securities the Company proposes to sell that, in the good faith opinion of such underwriter(s), can be so sold without so materially and adversely affecting such offering, (3) third, up to the full number of Registrable Securities (other than EDS Securities) in excess of the number or dollar amount of Company Securities and EDS Securities that, in the good faith opinion of such underwriter(s) can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Registrable Securities, allocated pro rata among the Holders of such Registrable Securities (other than EDS Securities) on the basis of the number of securities requested to be included therein by each such Holder and (4) fourth, an amount of other securities, if any, requested to be included therein in excess of the number or dollar amount of Company Securities, EDS Securities and other Registrable Securities that, in the opinion of such underwriter(s), can be so sold without materially and adversely affecting such offering (allocated among the holders of such other securities in such proportions as such holders and the Company may agree); and

          (ii) if, after the Primary EDS Ownership Reduction, the registration of Other Securities referred to in the first sentence of this
     Section 3 is to be an underwritten secondary registration on behalf of holders of the securities (other than Registrable Securities) of the Company (the "Other Holders"), and the managing underwriter(s) advise the Company in writing setting forth specific reasons that in their good faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, the Company shall include in such registration the amount of securities (including Registrable Securities) that such underwriter(s) advise allocated pro rata among the Other Holders and the Holders of Registrable Securities on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and each Holder of the Registrable Securities;

     (c) the Company shall not be required to effect any registration of Registrable

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Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

     (d) no registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 2 hereof.

     (e) in the event that any registration pursuant to this Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to this Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration.

     4. Expenses. Except as provided in Section 3(a) hereof, each of EDS and the Company agrees to pay its pro rata portion of Registration Expenses with respect to a particular offering (or proposed offering); such pro rata portion to be equal to the total amount of such Registration Expenses multiplied by a fraction, the numerator of which is the number of shares sold (or proposed to be sold if the offering is not completed) in such offering by such party and the denominator of which is the total number of shares sold (or proposed to be sold) in such offering. For purposes of determining which person is required to pay Registration Expenses, shares sold (or proposed to be sold) by the Company, by any Other Holder and on behalf of any person other than a Holder shall be deemed to have been sold (or proposed to be sold) by the Company. Notwithstanding the foregoing, each Holder and the Company shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses. Underwriting discounts with respect to any offering shall also be apportioned in the manner set forth above.

     5. Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 or 3 hereof, the Company will as promptly as is practicable:

     (a) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until (i) in the case of a Rule 415 Offering, the completion of such offering (subject to Section 2(e)) or (ii) in the case of an offering other than a Rule 415 Offering, the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) the expiration of nine months after such registration

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statement becomes effective; except, that such nine-month period shall be extended for such number of days that equals the number of days elapsing from
(x) the date the written notice contemplated by Section 5(g) hereof is given by the Company to (y) the date on which the Company delivers to the Holders of Registrable Securities the supplement or amendment contemplated by Section 5(g) hereof;

     (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) (in conformity with the requirements of the Securities Act), such documents incorporated by reference in such registration statement or prospectus and such other documents, as the Holders of Registrable Securities or such underwriter may reasonably request, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

     (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Holders of such Registrable Securities or any underwriter of such Registrable Securities shall reasonably request, and use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities or any such underwriters to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; except, that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any non-United States jurisdiction, wherein it is not so qualified, (ii) subject itself to taxation in any such non-United States jurisdiction or (iii) consent to general service of process in any such non-United States jurisdiction; and, except, that, in the case of any such registration or qualification in any non-United States jurisdiction, (1) notwithstanding Section 4 hereof, the Holder of the Registrable Securities to be so registered or qualified shall pay all costs and expenses incurred by the Company in connection with such registration or qualification in such non-United States jurisdiction, (2) the Company shall have no obligation to so register or qualify Registrable Securities if in the good faith opinion of counsel for the Company such registration or qualification shall impose on the Company an on going material compliance obligation and (3) the Company shall not be obligated to keep any such registration or qualification in effect except for so long as is necessary or appropriate in order to dispose of Registrable Securities in such jurisdiction;

     (e) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or inter-dealer quotation system (in each case, domestic or foreign) as the Holders of such Registrable Securities shall reasonably request, and use its best

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efforts to obtain all appropriate registrations, permits and consents required in connection therewith and do any and all other acts and things that may be reasonably necessary or advisable to effect such listing; except, that with respect to any listing on any such securities exchange or inter-dealer quotation system on which shares of the Company's Class A Common Stock are then listed,
(i) notwithstanding Section 4 hereof, the Holder of the Registrable Securities to be so listed shall pay all costs and expenses incurred by the Company in connection with such listing and (ii) the Company shall have no obligation to use its best efforts to so list Registrable Securities if in the good faith opinion of counsel for the Company such listing shall impose on the Company an ongoing material compliance obligation;

     (f) (i) furnish to each Holder of Registrable Securities included in such registration (each, a "Selling Holder") and to any underwriter of such Registrable Securities an opinion of counsel for the Company addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement) and (ii) use its best efforts to furnish to each Selling Holder a "cold comfort" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

     (g) as promptly as practicable notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and, in either such case (i) or (ii), at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

     (h) furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

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     6.   Conversion of Other Securities, etc.  If EDS offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall continue to be eligible for registration pursuant to Section 2 and Section 3 hereof.

     7. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement (under either Section 2 or Section 3 hereof), the Company and any other person or entity for whose account securities are being sold in such offering will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other person or entity for whose account securities are being sold in such offering and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 8 hereof and the provision of opinions of counsel and accountants letters to the effect and to the extent provided in Section 5(f) hereof. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by the Selling Holders on whose behalf the Registrable Securities are to be distributed and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including without limitation, indemnification and contribution provisions substantially similar to the extent provided in Section 8 hereof.

     (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     8.   Indemnification and Contribution.

     (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, the Company agrees to indemnify and hold harmless, on an After-Tax Basis, each Holder of Registrable Securities, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities

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Act and the officers and directors of each of the foregoing, from and against any and all claims, liabilities, losses, damages, expenses (including reasonable attorneys' fees and disbursements) and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities, expenses or judgments shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or shall arise out of or be based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action or inaction required of the Company in connection with such offering; except, that the Company shall not be liable to a particular Holder of Registrable Securities in any such case to the extent that any such loss, claim, damage, liability, expense or judgment arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein,) offering memorandum or other offering document, or any amendment thereof or supplement thereto and, except, that, in the case of an offering with respect to which a Selling Holder has designated the lead underwriter, this indemnity does not apply to any loss, liability, claim, damage, expense or judgment arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability, expense or judgment at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder of Registrable Securities and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder of Registrable Securities, its officers and directors, underwriters of the Registrable Securities or any controlling person of the foregoing.

     (b) In the case of each offering made pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, on an After-Tax Basis, the Company, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act) and the officers and directors of each of the foregoing, from and against any and all claims, liabilities, losses, damages, expenses (including reasonable attorneys fees' and expenses) and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, expenses or judgments shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Holder furnished in writing to the Company by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, and except, that, in the case of an offering with respect to which the Company has designated the lead underwriter, this indemnity does not apply to any loss, liability, claim, damage, expense or judgment arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability, expense or judgment at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus. The foregoing indemnity is in addition to any liability which such Holder may otherwise have to the Company, or any of its directors, officers or controlling persons. In no event shall the liability of a Holder hereunder be greater in amount than the dollar amount of the net proceeds received by it upon the sale of the Registrable Securities pursuant to such offering.

     9.   Procedure for Indemnification.  Each party indemnified under paragraph
(a) or (b) of Section 8 hereof shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying part in writing of the claim or the commencement thereof; except, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of Section 8 hereof, unless the indemnifying party was prejudiced by such failure and, then, only to the extent of such prejudice, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under Section 8 hereof for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except, that each Holder of Registrable Securities, its officers and directors, if any, and each person, if any, who controls such Holder within the meaning of the Securities Act, shall have the right to employ separate counsel to represent them if, in the reasonable judgment of such Holder or such other person, it is advisable for them to be represented by separate counsel, and in that event the fees and expenses of one such separate counsel shall be paid by the Company. Any indemnifying party against whom indemnity may be sought under Section 8 hereof shall not be liable to indemnify an indemnified party for any settlement if such indemnified party enters into such settlement without the consent of the indemnifying party (which consent will not be unreasonably withheld if requested). The indemnifying party may not agree to any settlement of any such claim or other action as the result of which any remedy or relief, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, shall be applied to or against the indemnified party, without the prior written consent of the indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

     If the indemnification provided for in Section 8 hereof shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage, liability, expense or judgment, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, expense or judgment, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions that resulted in such loss, claim, damage, liability, expense or judgment, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall a Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering that is the subject of such loss, claim, damage, liability, expense or judgment. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability, expense or judgment, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10. Rule 144. The Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision). The Company further agrees to use its reasonable efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act for the filing of registration statements under this Agreement to be met as soon as practicable after the date hereof.

     11.  Transfer of Registration Rights.

     (a) EDS may transfer all or any portion of its rights under this Agreement to any transferee of an amount of Registrable Securities owned by EDS exceeding one (1) percent of the outstanding class of such Securities at the time of transfer (each, a "transferee"). Any transfer of registration rights pursuant to this Section 11 shall be effective upon receipt by the Company of written notice from EDS stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "EDS" as used in this Agreement (other than in this Section 11 and Section 3(b)(i)(2) hereof) shall, where appropriate to assign the rights and obligations of EDS hereunder to such direct transferee, be deemed to refer to the transferee holder of such Registrable Securities. In no event shall the Company be required to effect more than a total of five (5) registrations for all transferees taken as a whole pursuant to
Section 2 hereof and each such registration shall be at the request of not more than one Holder.

     (b) After any such transfer, EDS shall retain its rights under this Agreement with respect to all other Registrable Securities owned by EDS.

     (c) Upon the request of EDS, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to this Agreement, and any demand registrations granted to such transferee shall reduce the then remaining number of demand registrations to which transferees of EDS are entitled under Section 2(a) hereof.

     12.  Miscellaneous.

     (a) Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

     (b) Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

     (c) Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     (d) Waivers, Etc. No failure or delay on the part of either party hereto (or the intended third party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     (e) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement.

     (f) Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

     (g) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by facsimile or sent by registered mail, postage prepared as follows:

          (i)     if to EDS, to

                  Electronic Data Systems Corporation
                  5400 Legacy Drive
                  Plano, Texas  75024
                  Attention:  General Counsel
                  Facsimile No.: (972) 605-5610

          (ii)    if to the Company, to

                  Unigraphics Solutions Inc.
                  13736 Riverport Drive
                  Maryland Heights, Missouri  63043
                  Attention:  President
                  Facsimile No.: (314) 232-1523

          (iii) if to a Holder of Registrable Securities, to the name and address as the same appear in the security transfer books of the Company or such other address as any party (or other Holders of Registrable Securities) may, from time to time, designate in a written notice in a like manner. Notice given by facsimile shall be deemed delivered on the business day after it is received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.

     (i) Assignment. Except as provided herein, the parties may not assign their rights under this Agreement. The Company may not delegate its obligations under this Agreement.

     IN WITNESS WHEREOF, EDS and the Company have caused this Agreement to be duly executed as of the date first above written.


                                        ELECTRONIC DATA SYSTEMS
                                        CORPORATION



                                        By:   /S/ D. Gilbert Friedlander
                                           -------------------------------------
                                           Name:  D. Gilbert Friedlander
                                           Title:  Senior Vice President



                                        UNIGRAPHICS SOLUTIONS INC.



                                        By:   /S/ John Mazzola
                                           -------------------------------------
                                           Name:  John Mazzola
                                           Title:  President